EXHIBIT 99.1

                                  Certification

     I, Joe E. Corvin, President and Chief Executive Officer of New CF&I, Inc. and CF&I Steel, L.P., certify that, to the best of my knowledge, the Form 10-Q for the quarterly period ended September 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q for the quarterly period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of New CF&I, Inc. and CF&I Steel, L.P.





     /s/ Joe E. Corvin
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     Joe E. Corvin
     President and Chief Executive Officer